UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 21, 2007

FOXHOLLOW TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50998	94-3252085
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

740 Bay Road

Redwood City, California 94063-2469

(Address of principal executive offices, including zip code)

(650) 421-8400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On July 21, 2007, FoxHollow Technologies, Inc., a Delaware corporation (“FoxHollow”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with ev3 Inc., a Delaware corporation (“ev3”), and Foreigner Merger Sub, Inc., a Delaware corporation and direct wholly owned subsidiary of ev3 (“Merger Sub”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into FoxHollow (the “Merger”), with FoxHollow continuing as the surviving company and a direct wholly owned subsidiary of ev3 following the transaction.

Subject to the terms and conditions of the Merger Agreement, at the effective time of and as a result of the Merger, each share of common stock of FoxHollow issued and outstanding immediately prior to the effective time of the Merger will be converted into the right to receive 1.45 shares of ev3 common stock and $2.75 in cash. Alternatively, FoxHollow stockholders may elect to receive either $25.92 in cash or 1.62 shares of ev3 common stock for each share of FoxHollow common stock by making an all-cash or an all-stock election, respectively. Cash and stock elections are subject to pro-ration to preserve an overall mix of 1.45 shares of ev3 common stock and $2.75 in cash for all of the outstanding shares of FoxHollow common stock in the aggregate. As a result, a FoxHollow stockholder making an all-cash or all-stock election may receive a prorated amount of cash and ev3 common stock. FoxHollow expects that ev3 will issue in the aggregate approximately 43.7 million shares of ev3 common stock and pay approximately $82.8 million in cash to FoxHollow stockholders in the Merger.

In addition, at the effective time and as a result of the Merger, all outstanding options to purchase shares of FoxHollow common stock and other equity awards based on FoxHollow common stock, which are outstanding immediately prior to the effective time of the Merger and whether or not then exercisable or vested, will be converted into and become, respectively, options to purchase shares of ev3 common stock and with respect to all other FoxHollow equity awards, awards based on shares of ev3 common stock, in each case, on terms substantially identical to those in effect prior to the effective time of the Merger, except for adjustments to the underlying number of shares and the exercise price based on an exchange ratio reflected in the merger consideration and other adjustments as provided in the Merger Agreement.

Consummation of the Merger is subject to a number of customary conditions, including, but not limited to (i) the approval of the Merger Agreement by the stockholders of FoxHollow, (ii) the effectiveness of a Form S-4 registration statement to be filed by ev3 with the Securities and Exchange Commission to register the shares of ev3 common stock to be issued in connection with the Merger, which will contain an information/proxy statement–prospectus and (iii) expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The Merger is intended to qualify as a reorganization for U.S. federal income tax purposes.

Each of FoxHollow and ev3 have made customary representations, warranties and covenants in the Merger Agreement, including among others, covenants that (i) each party will conduct its business in the ordinary course consistent with past practice during the interim period between the execution of the Merger Agreement and the consummation of the Merger; (ii) each party will not engage in certain kinds of transactions or take certain actions during such period; (iii) FoxHollow will use its reasonable best efforts to convene and hold a meeting of its stockholders for the purpose of considering the adoption and approval of the Merger Agreement, and (iv) the board of directors of FoxHollow will recommend that its stockholders adopt and approve the Merger Agreement, in each case, subject to certain exceptions.

Each party has also agreed not to (i) solicit proposals relating to alternative business combination transactions or (ii) subject to certain exceptions, including the receipt of a “superior proposal” by FoxHollow and the receipt of a “non-disruptive ev3 sale proposal” by ev3 (as such terms are defined in the Merger Agreement), enter into discussions or an agreement concerning or provide confidential information in connection with any proposals for alternative business combination transactions.

The Merger Agreement provides that ev3’s Board of Directors will take such actions as are necessary to cause the following to occur as of the Effective Time (i) creation of the position of Chairman of the Board of Directors, (ii) appointment of a Chairman of the Board, who will be the current Chief Executive Officer of ev3; (iii) appointment of the current Chief Executive Officer of FoxHollow as Chief Scientist of ev3, and (iv) the number of directors that will comprise the Board of Directors of ev3 will be 10, including six members designated by ev3 and four members designated by FoxHollow.

The Merger Agreement contains certain termination rights for both ev3 and FoxHollow in certain circumstances. If the Merger Agreement is terminated due to certain triggering events specified in the Merger Agreement, FoxHollow will be required to pay ev3 a termination fee of $31 million. The Merger Agreement also provides that under specified circumstances where the termination fee is not otherwise payable, FoxHollow may be required to reimburse ev3 $5 million for its expenses in connection with the transaction. Any expenses paid by FoxHollow will be credited against the termination fee if the termination fee subsequently becomes payable by FoxHollow.

In January 2007, ev3 and FoxHollow entered into an agreement to conduct a joint clinical study of FoxHollow’s calcium cutting device (The RockHawk) and ev3’s SpiderRX endovascular devices to seek approval for the treatment of calcified lesions in peripheral artery disease. As part of the January 2007 agreement, FoxHollow has the exclusive right to market the two devices together in the United States. Other than the January 2007 agreement and the Merger Agreement, there is not any material relationship between ev3 or its affiliates, on the one hand, and FoxHollow and its affiliates, on the other hand.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Merger Agreement and related description are intended to provide you with information regarding the terms of the Merger Agreement and are not intended to modify or supplement any factual disclosures about FoxHollow or ev3 in their respective public reports filed with the SEC. In particular, the Merger Agreement and related description are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to FoxHollow or ev3. The representations and warranties have been negotiated with the principal purpose of not establishing matters of fact, but rather as a risk allocation method establishing the circumstances in which a party may have the right not to close the Merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable under the securities laws.

Concurrently and in connection with the execution of the Merger Agreement, Merck & Co, Inc. and certain of FoxHollow’s directors and officers, who collectively hold approximately 31.7% of the outstanding shares of FoxHollow common stock as of the close of business on July 20, 2007, entered into a voting agreement with ev3 (the “Voting Agreements”), pursuant to which each stockholder agreed to vote its shares of FoxHollow common stock in favor of the Merger, the Merger Agreement and the transactions contemplated by the Merger Agreement and against certain transactions or certain actions that would delay, prevent or nullify the Merger or the transactions contemplated by the Merger Agreement. The Voting Agreements will terminate upon the earlier of the consummation of the Merger or the termination of the Merger Agreement.

Amendment, Waiver, Consent and Assumption Agreement

Concurrently and in connection with the execution of the Merger Agreement, Merck & Co, Inc. (“Merck”), FoxHollow and ev3 entered into an Amendment, Waiver, Consent and Assumption Agreement (the “Amendment, Waiver, Consent and Assumption Agreement”). Under the terms of the agreement, Merck waived certain rights to terminate the Amended and Restated Collaboration and License Agreement dated September 26, 2006 between FoxHollow and Merck (the “Amended Collaboration Agreement”), amended the Amended Collaboration Agreement, consented to the Merger Agreement and Merger and amended the Registration Rights Agreement and Stock Purchase Agreement both dated September 26, 2006 between Merck and FoxHollow (respectively, the “Registration Rights Agreement” and “Stock Purchase Agreement”) and ev3 agreed to cause FoxHollow to continue to perform under the Amended Collaboration Agreement and assumed certain of FoxHollow’s obligations under the Amended Collaboration Agreement and Stock Purchase Agreement.

The Amended Collaboration Agreement expanded FoxHollow’s collaboration with Merck relating to the analysis of atherosclerotic plaque removed from patient arteries with the objective of identifying new biomarkers of atherosclerotic disease progression, which the parties had originally initiated in September 2005.

The Amended Collaboration Agreement provides that Merck may terminate the collaboration at any time after the initial four-year term upon advance notice to FoxHollow and that either FoxHollow or Merck may terminate the collaboration upon certain uncured material breaches of the Amended Collaboration Agreement by the other party or as result of a bankruptcy filing by or against the other party. Merck also had the right to terminate the collaboration in the event that, FoxHollow undergoes a change of control, greater than 20% of FoxHollow’s voting securities are acquired by certain specified third-parties or FoxHollow’s current Chief Executive Officer is no longer a member of FoxHollow’s board of directors or one of its corporate officers, except in the event of his death or disability.

Merck also agreed to pay FoxHollow $40 million in equal installments over the initial four-year term of the research collaboration, in exchange for FoxHollow’s agreement to collaborate exclusively with Merck during such period with respect to certain fields, which generally involve the use of extracted plaque and other human tissue for the identification or development of drugs, drug targets, and biomarkers, certain drug delivery applications and the development of non-invasive external imaging technologies. Merck may extend these exclusivity obligations, on a year-to-year basis, in the event it also elects to extend the term of the collaboration beyond the initial four years, by making additional payments to FoxHollow of $10 million per year, which Merck may offset against its royalty and milestone obligations during such year.

Merck received certain rights under the Stock Purchase Agreement in connection with its investment including, among others, board approval rights over certain corporate actions, anti-dilution rights for issuances of securities in private placements at a discount to both the market price and the per share price in the Stock Purchase Agreement, registration rights and rights of first offer to purchase additional securities to maintain its pro rata ownership, all of which rights are subject to certain exceptions. In addition, FoxHollow agreed to use commercially reasonable efforts to cause a Merck representative to be maintained as a director on FoxHollow’s board.

Under the Amendment, Waiver, Consent and Assumption Agreement, Merck has agreed effective upon the closing to waive any right to terminate the Amended Collaboration Agreement as a result of the Merger. The parties also agreed to exclude FoxHollow’s current Chief Executive Officer’s departure as a corporate officer from the events triggering Merck’s ability to terminate the Amended Collaboration

Agreement, but retained such right in the event he is no longer on the board of directors, except in the event of death or disability. In addition, ev3 agreed to cause FoxHollow to continue to perform under the Amended Collaboration Agreement and directly assumed the exclusivity obligations of the Amended Collaboration Agreement

Under the Amendment, Waiver, Consent and Assumption Agreement, Merck has agreed to terminate certain rights under the Stock Purchase Agreement including its board approval rights over certain corporate actions as well as its anti-dilution rights. In exchange, ev3 has agreed to assume certain obligations of FoxHollow under the Stock Purchase Agreement, including FoxHollow’s obligation to honor Merck’s right of first offer to purchase additional securities to maintain its pro rata ownership. Merck, ev3 and FoxHollow also agreed that upon completion of the Merger, Richard N. Kender will be appointed to ev3’s board of directors as a representative of Merck and will be considered one of FoxHollow’s four directors to be part of ev3’s board following the Merger. In exchange for receiving registered shares of ev3’s common stock in the Merger, Merck has also agreed to terminate the Registration Rights Agreement.

In connection with the execution of the Merger Agreement, Merck and Dr. Simpson have agreed to terminate his obligation to vote his shares in favor of the Merck designee for a director on FoxHollow’s board of directors.

The foregoing description of the Amendment, Waiver, Consent and Assumption Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, Waiver, Consent and Assumption Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events.

On July 22, 2007, FoxHollow and ev3 issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is furnished hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated as of July 21, 2007, by and among ev3 Inc., FoxHollow Technologies, Inc., and Foreigner Merger Sub, Inc.
10.1	Amendment, Waiver, Consent and Assumption Agreement dated as of July 21, 2007 by and among Merck & Co., Inc., FoxHollow Technologies, Inc. and ev3 Inc.
99.1	Joint press release dated July 22, 2007.

Forward-Looking Statements

This Current Report on Form 8-K and exhibits filed or furnished herewith contain “forward-looking statements” about ev3 and FoxHollow within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the benefits of the business combination transaction involving ev3 and FoxHollow, potential synergies and cost savings and the timing thereof, future financial and operating results, the expected timing of the completion of the transaction, the combined company’s plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” or words of similar meaning and any other statements that are not historical facts. Such forward-looking statements are based upon the current beliefs and expectations of ev3’s and FoxHollow’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond the control of ev3 and FoxHollow. Actual results may differ materially from the results anticipated in these forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statement: general business and economic conditions; the ability to obtain governmental approvals of the transaction on a timely basis; the failure of FoxHollow stockholders to approve the transaction; the competitive environment; the failure to realize synergies and cost-savings from the transaction or delay in realization thereof; the businesses of ev3 and FoxHollow may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; and operating costs and business disruption following the Merger, including adverse effects on employee retention and on ev3’s and FoxHollow’s business relationships with third parties, including physicians, providers and distributors. Additional factors that could cause ev3’s and FoxHollow’s results to differ materially from those described in the forward-looking statements can be found in ev3’s and FoxHollow’s Annual Reports on Form 10-K for the year ended December 31, 2006, and ev3’s Quarterly Report on Form 10-Q for the quarter ended April 1, 2007 and FoxHollow’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, which are filed with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s web site at www.sec.gov. The information set forth herein speaks only as of the date hereof, and ev3 and FoxHollow disclaim any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this report.

Important Additional Information for Investors and Stockholders

This communication is being made in respect of the proposed business combination involving ev3 and FoxHollow Technologies, Inc. In connection with the proposed transaction, ev3 intends to file with the SEC a registration statement on Form S-4, containing an information/proxy statement-prospectus and other relevant materials and each of ev3 and FoxHollow plan to file with the SEC other documents regarding the proposed transaction. The final information/proxy statement-prospectus will be mailed to the stockholders of ev3 and FoxHollow. INVESTORS AND SECURITY HOLDERS OF EV3 AND FOXHOLLOW ARE URGED TO READ THE INFORMATION/PROXY STATEMENT-PROSPECTUS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS) AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT EV3, FOXHOLLOW AND THE PROPOSED TRANSACTION.

Investors and security holders will be able to obtain free copies of the registration statement and the information/proxy statement-prospectus (when available) and other documents filed with the SEC by ev3 and FoxHollow at the SEC’s web site at www.sec.gov. Free copies of the registration statement and the information/proxy statement-prospectus (when available) and other documents filed with the SEC can also be obtained by directing a request to ev3, Attention: Investor Relations Dept., telephone: (763) 398-7000; or at ir@ev3.net or to FoxHollow, Attention: Investor Relations Dept., telephone (650) 421-8449, or at investorrelations@foxhollowtech.com. In addition, investors and security holders may access copies of the documents filed with the SEC by ev3 on ev3’s website at www.ev3.net, and investors and security holders may access copies of the documents filed with the SEC by FoxHollow on FoxHollow’s website at www.foxhollowtech.com.

ev3, FoxHollow and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from the stockholders of FoxHollow in respect of the proposed transaction. Information regarding ev3’s directors and executive officers is available in its Annual Report on Form 10-K for the year ended December 31, 2006, filed with the SEC on March 14, 2007 and the proxy statement for ev3’s 2007 Annual Meeting of Stockholders, filed with the SEC on April 16, 2007. Information regarding FoxHollow’s directors and executive officers is available in its Annual Report on Form 10-K for the year ended December 31, 2006, filed with the SEC on March 13, 2007 and the proxy statement for FoxHollow’s 2007 Annual Meeting of Stockholders, filed with the SEC on April 30, 2007. If and to the extent that any of the ev3 or FoxHollow participants will receive any additional benefits in connection with the merger that are unknown as of the date of this filing, the details of those benefits will be described in the definitive information/proxy statement-prospectus relating to the merger. Investors and stockholders can obtain more detailed information regarding the direct and indirect interests of ev3’s and FoxHollow’s directors and executive officers in the merger by reading the definitive information/proxy statement-prospectus when it becomes available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOXHOLLOW TECHNOLOGIES, INC.

By:	/s/ Matthew B. Ferguson
Matthew B. Ferguson
Chief Financial Officer

Date: July 23, 2007

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated as of July 21, 2007, by and among ev3 Inc., FoxHollow Technologies, Inc., and Foreigner Merger Sub, Inc.
10.1	Amendment, Waiver, Consent and Assumption Agreement dated as of July 21, 2007 by and among Merck & Co., Inc., FoxHollow Technologies, Inc. and ev3 Inc.
99.1	Joint press release dated July 22, 2007.